KEYCORP REPORTS SECOND QUARTER 2023 NET INCOME OF $250 MILLION,
OR $.27 PER DILUTED COMMON SHARE

Strong, core funded balance sheet: period-end deposits up $1.0 billion compared to the prior quarter

Solid credit quality: net charge-offs to average loans of 17 basis points

Built capital: Common Equity Tier 1 of 9.2%(a)

Disciplined expense management: expenses down 9% from prior quarter and relatively stable versus the year-ago period

Net income includes $87 million, or $.09 per share from allowance build

    CLEVELAND, July 20, 2023 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $250 million, or $.27 per diluted common share for the second quarter of 2023. This compared to $275 million, or $.30 per diluted common share, for the first quarter of 2023 and $504 million, or $.54 per diluted common share, for the second quarter of 2022.

Comments from Chairman and CEO, Chris Gorman

"Key’s second quarter results reflect our durable relationship-based business model, sound risk management, and strong balance sheet. Our longstanding commitment to primacy continues to serve us well, resulting in period-end deposit growth of $1 billion from the prior quarter.

Additionally, our results demonstrate our ongoing commitment to expense discipline. Expenses were down nearly 9% from the prior quarter, and stable compared to last year. We remain focused on improving productivity and efficiency across our businesses.

Credit quality continues to be a strength for Key, with net charge-offs to average loans of 17 basis points. In the second quarter, we added to our allowance, which represents over 7 years of annualized net charge-offs.

We continue to manage capital consistent with our capital priorities, which include supporting our relationship clients and dividends. At the end of the second quarter, Key’s Common Equity Tier 1 ratio was 9.2%, up over 10 basis points from the prior quarter.

I am confident in the long-term outlook for Key and in our ability to deliver value to all of our stakeholders.”

(a)June 30, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Selected Financial Highlights

Dollars in millions, except per share data				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Income (loss) from continuing operations attributable to Key common shareholders	$250	$275	$504	(9.1)%	(50.4)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.27	.30	.54	(10.0)	(50.0)
Return on average tangible common equity from continuing operations (a)	11.04%	13.16%	20.90%	N/A	N/A
Return on average total assets from continuing operations	.58	.66	1.16	N/A	N/A
Common Equity Tier 1 ratio (b)	9.2	9.1	9.2	N/A	N/A
Book value at period end	$12.18	$12.70	$13.48	(4.1)	(9.6)
Net interest margin (TE) from continuing operations	2.12%	2.47%	2.61%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2023 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Net interest income (TE)	$986	$1,106	$1,104	(10.8)%	(10.7)%
Noninterest income	609	608	688	.2	(11.5)
Total revenue	$1,595	$1,714	$1,792	(6.9)%	(11.0)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $986 million for the second quarter of 2023 and the net interest margin was 2.12%. Compared to the second quarter of 2022, net interest income decreased $118 million, and the net interest margin decreased by 49 basis points. The decline in net interest income and the net interest margin reflects higher interest-bearing deposit costs and a shift in funding mix to higher cost deposits and borrowings.

Compared to the first quarter of 2023, taxable-equivalent net interest income decreased by $120 million, and the net interest margin decreased by 35 basis points. The decline in net interest income and the net interest margin reflects higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits and borrowings.

Noninterest Income

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Trust and investment services income	$126	$128	$137	(1.6)%	(8.0)%
Investment banking and debt placement fees	120	145	149	(17.2)	(19.5)
Cards and payments income	85	81	85	4.9	—
Service charges on deposit accounts	69	67	96	3.0	(28.1)
Corporate services income	86	76	96	13.2	(10.4)
Commercial mortgage servicing fees	50	46	45	8.7	11.1
Corporate-owned life insurance income	32	29	35	10.3	(8.6)
Consumer mortgage income	14	11	14	27.3	—
Operating lease income and other leasing gains	23	25	28	(8.0)	(17.9)
Other income	4	—	3	N/M	(33.3)
Total noninterest income	$609	$608	$688	.2%	(11.5)%

    Compared to the second quarter of 2022, noninterest income decreased by $79 million. The decrease was driven by a $29 million decline in investment banking and debt placement fees, reflecting lower merger

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

and acquisition advisory fees and lower syndication fees. Service charges on deposit accounts decreased $27 million, reflecting a reduction in overdraft and non-sufficient funds fees and lower account analysis fees related to the interest rate environment. Additionally, trust and investment services declined $11 million, reflecting a decline in fixed income and equity trading, and corporate services income decreased $10 million.

Compared to the first quarter of 2023, noninterest income increased by $1 million. The increase was driven by broad-based growth across most fee categories, including a $10 million increase in corporate services income, reflecting an increase in income associated with customer derivatives trading. These increases were mostly offset by a $25 million decline in investment banking and debt placement fees due to lower merger and acquisition advisory fees and lower syndication fees.

Noninterest Expense

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Personnel expense	$622	$701	$607	(11.3)%	2.5%
Net occupancy	65	70	78	(7.1)	(16.7)
Computer processing	95	92	78	3.3	21.8
Business services and professional fees	41	45	52	(8.9)	(21.2)
Equipment	22	22	26	—	(15.4)
Operating lease expense	21	20	27	5.0	(22.2)
Marketing	29	21	34	38.1	(14.7)
Other expense	181	205	176	(11.7)	2.8
Total noninterest expense	$1,076	$1,176	$1,078	(8.5)%	(.2)%

    Compared to the second quarter of 2022, noninterest expense decreased by $2 million. The decline was driven by a $13 million decrease in net occupancy expense as we exit corporate facilities and a $11 million decline in business services and professional fees. Partly offsetting the decline was an increase in computer processing expense of $17 million, due to technology investments, and a $15 million increase in personnel expense, due to an increase in salaries as a result of higher merit increases and employee benefits.

    Compared to the first quarter of 2023, noninterest expense decreased $100 million. The decline was primarily driven by a $79 million decrease in personnel expense, reflective of lower incentive and stock-based compensation and a decline in severance expense. Additionally, other expense declined by $24 million, reflecting higher expenses related to corporate real estate rationalization in the prior quarter.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Commercial and industrial (a)	$61,426	$60,281	$53,858	1.9%	14.1%
Other commercial loans	22,623	22,778	21,173	(.7)	6.8
Total consumer loans	36,623	36,778	34,107	(.4)	7.4
Total loans	$120,672	$119,837	$109,138	.7%	10.6%

(a)Commercial and industrial average loan balances include $194 million, $178 million, and $153 million of assets from commercial credit cards at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

Average loans were $120.7 billion for the second quarter of 2023, an increase of $11.5 billion compared to the second quarter of 2022. Commercial loans increased by $9.0 billion, largely reflecting growth in commercial and industrial loans of $7.6 billion, as well as an increase in commercial mortgage real estate loans of $1.5 billion. Consumer loans increased $2.5 billion, largely driven by Key's residential mortgage business.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Compared to the first quarter of 2023, average loans increased by $835 million. The increase was driven by commercial loans, reflecting growth in commercial and industrial loans.

Average Deposits

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Non-time deposits	$127,687	$132,907	$144,012	(3.9)%	(11.3)%
Certificates of deposit ($100,000 or more)	3,851	2,392	1,487	61.0	159.0
Other time deposits	11,365	8,106	1,972	40.2	476.3
Total deposits	$142,903	$143,405	$147,471	(.4)%	(3.1)%

Cost of total deposits	1.49%	.99%	.06%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $142.9 billion for the second quarter of 2023, a decrease of $4.6 billion compared to the year-ago quarter. The decline reflects elevated inflation-related spend, changing client behavior due to higher interest rates, and a normalization of pandemic-related deposits.

Compared to the first quarter of 2023, average deposits decreased by $502 million. The decline was driven by changing client behavior due to higher interest rates and normal seasonal deposit outflows in commercial deposits.

ASSET QUALITY

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Net loan charge-offs	$52	$45	$44	15.6%	18.2%
Net loan charge-offs to average total loans	.17%	.15%	.16%	N/A	N/A
Nonperforming loans at period end	$431	$416	$429	3.6	0.5
Nonperforming assets at period end	462	447	463	3.4	(0.2)
Allowance for loan and lease losses	1,480	1,380	1,099	7.2	34.7
Allowance for credit losses	1,771	1,656	1,272	6.9	39.2
Provision for credit losses	167	139	45	20.1	271.1

Allowance for loan and lease losses to nonperforming loans	343%	332%	256%	N/A	N/A
Allowance for credit losses to nonperforming loans	411	398	297	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $167 million, compared to $45 million in the second quarter of 2022 and $139 million in the first quarter of 2023. The increase from the year-ago period and prior quarter reflects changes in the economic outlook and portfolio activity.

    Net loan charge-offs for the second quarter of 2023 totaled $52 million, or 0.17% of average total loans. These results compare to $44 million, or 0.16%, for the second quarter of 2022 and $45 million, or 0.15%, for the first quarter of 2023. Key’s allowance for credit losses was $1.8 billion, or 1.49% of total period-end loans at June 30, 2023, compared to 1.13% at June 30, 2022, and 1.38% at March 31, 2023.

    At June 30, 2023, Key’s nonperforming loans totaled $431 million, which represented 0.36% of period-end portfolio loans. These results compare to 0.38% at June 30, 2022, and 0.35% at March 31, 2023. Nonperforming assets at June 30, 2023, totaled $462 million, and represented 0.39% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.41% at June 30, 2022, and 0.37% at March 31, 2023.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2023.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Capital Ratios

	6/30/2023	3/31/2023	6/30/2022
Common Equity Tier 1 (a)	9.2%	9.1%	9.2%
Tier 1 risk-based capital (a)	10.7	10.6	10.4
Total risk-based capital (a)	13.0	12.8	12.0
Tangible common equity to tangible assets (b)	4.5	4.6	5.3
Leverage (a)	8.7	8.8	8.6

(a)June 30, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the second quarter of 2023. As shown in the preceding table, at June 30, 2023, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.2% and 10.7%, respectively. Key's tangible common equity ratio was 4.5% at June 30, 2023.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by eight basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Shares outstanding at beginning of period	935,229	933,325	932,398	.2%	.3%
Open market repurchases and return of shares under employee compensation plans	(38)	(4,333)	(24)	(99.1)	58.3
Shares issued under employee compensation plans (net of cancellations)	542	6,237	269	(91.3)	101.5
Shares outstanding at end of period	935,733	935,229	932,643	.1%	.3%

N/M = Not Meaningful

    During the second quarter of 2023, Key declared a dividend of $.205 per common share. Additionally, we have $752 million remaining in our share repurchase authorization through the third quarter of 2023.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Major Business Segments

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Revenue from continuing operations (TE)
Consumer Bank	$803	$840	$858	(4.4)%	(6.4)%
Commercial Bank	805	844	874	(4.6)	(7.9)
Other (a)	(13)	30	60	(143.3)	(121.7)
Total	$1,595	$1,714	$1,792	(6.9)%	(11.0)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$82	$89	$128	(7.9)%	(35.9)%
Commercial Bank	214	255	340	(16.1)	(37.1)
Other (a)	(10)	(33)	62	69.7	(116.1)
Total	$286	$311	$530	(8.0)%	(46.0)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Summary of operations
Net interest income (TE)	$558	$612	$604	(8.8)%	(7.6)%
Noninterest income	245	228	254	7.5	(3.5)
Total revenue (TE)	803	840	858	(4.4)	(6.4)
Provision for credit losses	32	60	8	(46.7)	300.0
Noninterest expense	663	663	681	—	(2.6)
Income (loss) before income taxes (TE)	108	117	169	(7.7)	(36.1)
Allocated income taxes (benefit) and TE adjustments	26	28	41	(7.1)	(36.6)
Net income (loss) attributable to Key	$82	$89	$128	(7.9)%	(35.9)%

Average balances
Loans and leases	$42,934	$43,086	$40,827	(.4)%	5.2%
Total assets	45,761	45,935	43,897	(.4)	4.2
Deposits	82,498	84,637	91,394	(2.5)	(9.7)

Assets under management at period end	$53,952	$53,689	$49,003	.5%	10.1%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Additional Consumer Bank Data

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Noninterest income
Trust and investment services income	$101	$101	$104	—%	(2.9)%
Service charges on deposit accounts	41	38	59	7.9	(30.5)
Cards and payments income	66	61	62	8.2	6.5
Consumer mortgage income	14	11	14	27.3	—
Other noninterest income	23	17	15	35.3	53.3
Total noninterest income	$245	$228	$254	7.5%	(3.5)%

Average deposit balances
Money market deposits	$27,340	$28,128	$31,986	(2.8)%	(14.5)%
Demand deposits	23,845	24,849	25,905	(4.0)	(8.0)
Savings deposits	6,298	7,025	7,515	(10.3)	(16.2)
Certificates of deposit ($100,000 or more)	3,550	2,182	1,375	62.7	158.2
Other time deposits	2,864	2,169	1,966	32.0	45.7
Noninterest-bearing deposits	18,601	20,284	22,647	(8.3)	(17.9)
Total deposits	$82,498	$84,637	$91,394	(2.5)%	(9.7)%

Other data
Branches	965	972	993
Automated teller machines	1,255	1,265	1,308

Consumer Bank Summary of Operations (2Q23 vs. 2Q22)
•Key's Consumer Bank recorded net income attributable to Key of $82 million for the second quarter of 2023, compared to $128 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $46 million, or 7.6%, compared to the second quarter of 2022, driven by higher interest-bearing deposit costs and a shift in funding mix
•Average loans and leases increased $2.1 billion, or 5.2%, from the second quarter of 2022, driven by growth in consumer mortgage loans
•Average deposits decreased $8.9 billion, or 9.7%, from the second quarter of 2022, reflecting elevated inflation-related spend, changing client behavior due to higher interest rates, and a normalization of pandemic-related deposits
•Provision for credit losses increased $24 million compared to the second quarter of 2022, driven by increases in both the allowance for credit losses and net loan charge-offs
•Noninterest income decreased $9 million from the year-ago quarter, driven by lower service charges on deposit accounts due to a planned reduction in overdraft and non-sufficient funds fees
•Noninterest expense decreased $18 million from the year-ago quarter, reflecting lower incentive compensation and employee benefits from the prior period, partly offset by an increase in salaries

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Commercial Bank

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Summary of operations
Net interest income (TE)	$459	$478	$470	(4.0)%	(2.3)%
Noninterest income	346	366	404	(5.5)	(14.4)
Total revenue (TE)	805	844	874	(4.6)	(7.9)
Provision for credit losses	134	80	37	67.5	262.2
Noninterest expense	405	442	411	(8.4)	(1.5)
Income (loss) before income taxes (TE)	266	322	426	(17.4)	(37.6)
Allocated income taxes and TE adjustments	52	67	86	(22.4)	(39.5)
Net income (loss) attributable to Key	$214	$255	$340	(16.1)%	(37.1)%

Average balances
Loans and leases	$77,277	$76,306	$67,825	1.3%	13.9%
Loans held for sale	1,014	876	1,016	15.8	(0.2)
Total assets	87,106	85,852	78,816	1.5	10.5
Deposits	51,420	52,219	54,846	(1.5)%	(6.2)%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 2Q23 vs.
	2Q23	1Q23	2Q22	1Q23	2Q22
Noninterest income
Trust and investment services income	$25	$27	$33	(7.4)%	(24.2)%
Investment banking and debt placement fees	120	145	150	(17.2)	(20.0)
Cards and payments income	22	20	23	10.0	(4.3)
Service charges on deposit accounts	27	27	36	—	(25.0)
Corporate services income	77	69	87	11.6	(11.5)
Commercial mortgage servicing fees	50	46	45	8.7	11.1
Operating lease income and other leasing gains	24	24	27	—	(11.1)
Other noninterest income	1	8	3	(87.5)	(66.7)
Total noninterest income	$346	$366	$404	(5.5)%	(14.4)%

Commercial Bank Summary of Operations (2Q23 vs. 2Q22)
•Key's Commercial Bank recorded net income attributable to Key of $214 million for the second quarter of 2023 compared to $340 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $11 million, or 2.3%, compared to the second quarter of 2022, primarily reflecting higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits
•Average loan and lease balances increased $9.5 billion, or 13.9%, compared to the second quarter of 2022, reflecting growth in commercial and industrial loans and an increase in commercial mortgage real estate loans
•Average deposit balances decreased $3.4 billion compared to the second quarter of 2022, reflecting changing client behavior due to higher interest rates
•Provision for credit losses increased $97 million compared to the second quarter of 2022, driven by higher allowance for credit losses due to changes in the economic outlook and portfolio activity
•Noninterest income decreased $58 million from the year-ago quarter, primarily driven by lower investment banking and debt placement fees reflecting lower merger and acquisition advisory fees and lower syndication fees, as well as a decrease in corporate services income
•Noninterest expense decreased $6 million from the second quarter of 2022, primarily driven by a decline in incentive compensation

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $195 billion at June 30, 2023.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Adrienne Atkinson	Beth Strauss
216.689.4030	216.471.2787
Adrienne.Atkinson@key.com	Beth_A_Strauss@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended March 31, 2023, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on July 20, 2023. A replay of the call will be available through July 29, 2023.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

KeyCorp
Second Quarter 2023
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	6/30/2023	3/31/2023	6/30/2022
Summary of operations
Net interest income (TE)	$986	$1,106	$1,104
Noninterest income	609	608	688
Total revenue (TE)	1,595	1,714	1,792
Provision for credit losses	167	139	45
Noninterest expense	1,076	1,176	1,078
Income (loss) from continuing operations attributable to Key	286	311	530
Income (loss) from discontinued operations, net of taxes	1	1	3
Net income (loss) attributable to Key	287	312	533

Income (loss) from continuing operations attributable to Key common shareholders	250	275	504
Income (loss) from discontinued operations, net of taxes	1	1	3
Net income (loss) attributable to Key common shareholders	251	276	507

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.30	$.54
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.27	.30	.55

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.27	.30	.54
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.27	.30	.54

Cash dividends declared	.205	.205	.195
Book value at period end	12.18	12.70	13.48
Tangible book value at period end	9.16	9.67	10.40
Market price at period end	9.24	12.52	17.23

Performance ratios
From continuing operations:
Return on average total assets	.58%	.66%	1.16%
Return on average common equity	8.42	9.85	16.17
Return on average tangible common equity (b)	11.04	13.16	20.90
Net interest margin (TE)	2.12	2.47	2.61
Cash efficiency ratio (b)	66.8	68.0	59.5

From consolidated operations:
Return on average total assets	.58%	.66%	1.16%
Return on average common equity	8.45	9.89	16.27
Return on average tangible common equity (b)	11.09	13.21	21.03
Net interest margin (TE)	2.12	2.47	2.60
Loan to deposit (c)	83.0	84.4	78.3

Capital ratios at period end
Key shareholders’ equity to assets	7.1%	7.3%	7.7%
Key common shareholders’ equity to assets	5.8	6.0	6.7
Tangible common equity to tangible assets (b)	4.5	4.6	5.3
Common Equity Tier 1 (d)	9.2	9.1	9.2
Tier 1 risk-based capital (d)	10.7	10.6	10.4
Total risk-based capital (d)	13.0	12.8	12.0
Leverage (d)	8.7	8.8	8.6

Asset quality — from continuing operations
Net loan charge-offs	$52	$45	$44
Net loan charge-offs to average loans	.17%	.15%	.16%
Allowance for loan and lease losses	$1,480	$1,380	$1,099
Allowance for credit losses	1,771	1,656	1,272
Allowance for loan and lease losses to period-end loans	1.24%	1.15%	.98%
Allowance for credit losses to period-end loans	1.49	1.38	1.13
Allowance for loan and lease losses to nonperforming loans	343	332	256
Allowance for credit losses to nonperforming loans	411	398	297
Nonperforming loans at period-end	$431	$416	$429
Nonperforming assets at period-end	462	447	463
Nonperforming loans to period-end portfolio loans	.36%	.35%	.38%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.39	.37	.41

Trust assets
Assets under management	$53,952	$53,689	$49,003
Other data
Average full-time equivalent employees	17,754	18,220	17,414
Branches	965	971	978
Taxable-equivalent adjustment	$8	$7	$7

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Six months ended
	6/30/2023	6/30/2022
Summary of operations
Net interest income (TE)	$2,092	$2,124
Noninterest income	1,217	1,364
Total revenue (TE)	3,309	3,488
Provision for credit losses	306	128
Noninterest expense	2,252	2,148
Income (loss) from continuing operations attributable to Key	597	977
Income (loss) from discontinued operations, net of taxes	2	4
Net income (loss) attributable to Key	599	981

Income (loss) from continuing operations attributable to Key common shareholders	525	924
Income (loss) from discontinued operations, net of taxes	2	4
Net income (loss) attributable to Key common shareholders	527	928

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.57	$1.00
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	.57	1.00

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.56	.99
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.57	1.00

Cash dividends paid	.41	.39

Performance ratios
From continuing operations:
Return on average total assets	.62%	1.08%
Return on average common equity	9.11	13.62
Return on average tangible common equity (b)	12.06	17.15
Net interest margin (TE)	2.29	2.53
Cash efficiency ratio (b)	67.5	60.9

From consolidated operations:
Return on average total assets	.62%	1.08%
Return on average common equity	9.15	13.68
Return on average tangible common equity (b)	12.10	17.23
Net interest margin (TE)	2.29	2.53

Asset quality — from continuing operations
Net loan charge-offs	$97	$77
Net loan charge-offs to average total loans	.16%	.15%

Other data
Average full-time equivalent employees	17,987	17,262

Taxable-equivalent adjustment	15	13
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2023, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$13,844	$14,322	$14,427
Less: Intangible assets (a)	2,826	2,836	2,868
Preferred Stock (b)	2,446	2,446	1,856
Tangible common equity (non-GAAP)	$8,572	$9,040	$9,703
Total assets (GAAP)	$195,037	$197,519	$187,008
Less: Intangible assets (a)	2,826	2,836	2,868
Tangible assets (non-GAAP)	$192,211	$194,683	$184,140
Tangible common equity to tangible assets ratio (non-GAAP)	4.46%	4.64%	5.27%
Pre-provision net revenue
Net interest income (GAAP)	$978	$1,099	$1,097	$2,077	$2,111
Plus: Taxable-equivalent adjustment	8	7	7	15	13
Noninterest income	609	608	688	1,217	1,364
Less: Noninterest expense	1,076	1,176	1,078	2,252	2,148
Pre-provision net revenue from continuing operations (non-GAAP)	$519	$538	$714	$1,057	$1,340
Average tangible common equity
Average Key shareholders' equity (GAAP)	$14,412	$13,817	$14,398	$14,116	$15,583
Less: Intangible assets (average) (c)	2,831	2,841	2,827	2,836	2,821
Preferred stock (average)	2,500	2,500	1,900	2,500	1,900
Average tangible common equity (non-GAAP)	$9,081	$8,476	$9,671	$8,780	$10,862
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$250	$275	$504	$525	$924
Average tangible common equity (non-GAAP)	9,081	8,476	9,671	8,780	10,862

Return on average tangible common equity from continuing operations (non-GAAP)	11.04%	13.16%	20.90%	12.06%	17.15%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$251	$276	$507	$527	$928
Average tangible common equity (non-GAAP)	9,081	8,476	9,671	8,780	10,862

Return on average tangible common equity consolidated (non-GAAP)	11.09%	13.21%	21.03%	12.10%	17.23%

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Cash efficiency ratio
Noninterest expense (GAAP)	$1,076	$1,176	$1,078	$2,252	$2,148
Less: Intangible asset amortization	10	10	12	20	23
Adjusted noninterest expense (non-GAAP)	$1,066	$1,166	$1,066	$2,232	$2,125

Net interest income (GAAP)	$978	$1,099	$1,097	$2,077	$2,111
Plus: Taxable-equivalent adjustment	8	7	7	15	13
Noninterest income	609	608	688	1,217	1,364
Total taxable-equivalent revenue (non-GAAP)	$1,595	$1,714	$1,792	$3,309	$3,488

Cash efficiency ratio (non-GAAP)	66.8%	68.0%	59.5%	67.5%	60.9%

(a)For the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, intangible assets exclude $1 million, $1 million, and $2 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, average intangible assets exclude $1 million, $1 million, and $2 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Consolidated Balance Sheets
(Dollars in millions)

	6/30/2023	3/31/2023	6/30/2022
Assets
Loans	$119,011	$119,971	$112,390
Loans held for sale	1,130	1,211	1,306
Securities available for sale	37,908	39,498	42,437
Held-to-maturity securities	9,189	9,561	8,186
Trading account assets	1,177	1,118	809
Short-term investments	8,959	8,410	2,456
Other investments	1,474	1,587	969
Total earning assets	178,848	181,356	168,553
Allowance for loan and lease losses	(1,480)	(1,380)	(1,099)
Cash and due from banks	758	784	678
Premises and equipment	652	628	638
Goodwill	2,752	2,752	2,752
Other intangible assets	75	85	118
Corporate-owned life insurance	4,378	4,372	4,343
Accrued income and other assets	8,668	8,512	10,529
Discontinued assets	386	410	496
Total assets	$195,037	$197,519	$187,008

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	111,766	106,841	94,892
Noninterest-bearing deposits	33,366	37,307	50,973
Total deposits	145,132	144,148	145,865
Federal funds purchased and securities sold under repurchase agreements	1,702	1,374	3,234
Bank notes and other short-term borrowings	6,949	10,061	2,809
Accrued expense and other liabilities	5,339	4,861	4,056
Long-term debt	22,071	22,753	16,617
Total liabilities	181,193	183,197	172,581

Equity
Preferred stock	2,500	2,500	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,231	6,207	6,241
Retained earnings	15,759	15,700	15,118
Treasury stock, at cost	(5,859)	(5,868)	(5,923)
Accumulated other comprehensive income (loss)	(6,044)	(5,474)	(4,166)
Key shareholders’ equity	13,844	14,322	14,427
Total liabilities and equity	$195,037	$197,519	$187,008

Common shares outstanding (000)	935,733	935,229	932,643

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Interest income
Loans	$1,576	$1,476	$923	$3,052	$1,760
Loans held for sale	17	13	10	30	22
Securities available for sale	194	194	188	388	361
Held-to-maturity securities	81	74	48	155	94
Trading account assets	15	12	7	27	13
Short-term investments	111	42	13	153	17
Other investments	16	13	4	29	6
Total interest income	2,010	1,824	1,193	3,834	2,273
Interest expense
Deposits	531	350	20	881	34
Federal funds purchased and securities sold under repurchase agreements	48	22	6	70	6
Bank notes and other short-term borrowings	104	78	9	182	12
Long-term debt	349	275	61	624	110
Total interest expense	1,032	725	96	1,757	162
Net interest income	978	1,099	1,097	2,077	2,111
Provision for credit losses	167	139	45	306	128
Net interest income after provision for credit losses	811	960	1,052	1,771	1,983
Noninterest income
Trust and investment services income	126	128	137	254	273
Investment banking and debt placement fees	120	145	149	265	312
Cards and payments income	85	81	85	166	165
Service charges on deposit accounts	69	67	96	136	187
Corporate services income	86	76	96	162	187
Commercial mortgage servicing fees	50	46	45	96	81
Corporate-owned life insurance income	32	29	35	61	66
Consumer mortgage income	14	11	14	25	35
Operating lease income and other leasing gains	23	25	28	48	60
Other income	4	—	3	4	(2)
Total noninterest income	609	608	688	1,217	1,364
Noninterest expense
Personnel	622	701	607	1,323	1,237
Net occupancy	65	70	78	135	151
Computer processing	95	92	78	187	155
Business services and professional fees	41	45	52	86	105
Equipment	22	22	26	44	49
Operating lease expense	21	20	27	41	55
Marketing	29	21	34	50	62
Other expense	181	205	176	386	334
Total noninterest expense	1,076	1,176	1,078	2,252	2,148
Income (loss) from continuing operations before income taxes	344	392	662	736	1,199
Income taxes	58	81	132	139	222
Income (loss) from continuing operations	286	311	530	597	977
Income (loss) from discontinued operations, net of taxes	1	1	3	2	4
Net income (loss)	287	312	533	599	981
Net income (loss) attributable to Key	$287	$312	$533	$599	981

Income (loss) from continuing operations attributable to Key common shareholders	$250	$275	$504	$525	$924
Net income (loss) attributable to Key common shareholders	251	276	507	527	928
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.30	$.54	$.57	$1.00
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.27	.30	.55	.57	1.00
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.30	$.54	$.56	$.99
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.27	.30	.54	.57	1.00

Cash dividends declared per common share	$.205	$.205	$.195	$.410	$.390

Weighted-average common shares outstanding (000)	926,741	926,490	924,302	926,807	923,717
Effect of common share options and other stock awards	3,713	7,314	7,506	5,513	9,087
Weighted-average common shares and potential common shares outstanding (000) (b)	930,454	933,804	931,808	932,320	932,805
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Second Quarter 2023			First Quarter 2023			Second Quarter 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$61,426	$881	5.76%	$60,281	$807	5.42%	$53,858	$449	3.34%
Real estate — commercial mortgage	16,226	235	5.80	16,470	224	5.52	15,231	136	3.58
Real estate — construction	2,641	44	6.64	2,525	39	6.30	2,125	20	3.81
Commercial lease financing	3,756	29	3.07	3,783	27	2.87	3,817	24	2.47
Total commercial loans	84,049	1,189	5.67	83,059	1,097	5.35	75,031	629	3.36
Real estate — residential mortgage	21,659	176	3.25	21,436	172	3.21	18,383	131	2.85
Home equity loans	7,620	109	5.75	7,879	106	5.47	8,208	78	3.83
Consumer direct loans	6,323	77	4.89	6,439	75	4.71	6,514	68	4.19
Credit cards	984	33	13.49	983	32	13.37	943	24	10.20
Consumer indirect loans	37	—	—	41	1	1.24	59	—	—
Total consumer loans	36,623	395	4.33	36,778	386	4.23	34,107	301	3.53
Total loans	120,672	1,584	5.26	119,837	1,483	5.01	109,138	930	3.41
Loans held for sale	1,087	17	6.16	907	13	5.86	1,107	10	3.49
Securities available for sale (b), (e)	38,899	194	1.74	39,172	194	1.72	43,023	188	1.60
Held-to-maturity securities (b)	9,371	81	3.47	8,931	74	3.32	7,291	48	2.65
Trading account assets	1,244	15	4.64	1,001	12	4.86	854	7	3.45
Short-term investments	7,798	111	5.73	3,532	42	4.80	3,591	13	1.45
Other investments (e)	1,566	16	4.03	1,309	13	4.01	800	4	2.27
Total earning assets	180,637	2,018	4.34	174,689	1,831	4.09	165,804	1,200	2.83
Allowance for loan and lease losses	(1,379)			(1,336)			(1,103)
Accrued income and other assets	17,202			17,498			18,826
Discontinued assets	394			419			505
Total assets	$196,854			$191,270			$184,032
Liabilities
Money market deposits	$32,419	$123	1.53%	$33,853	$78.94%		$36,362	$5.05%
Demand deposits	53,569	256	1.91	52,365	183	1.42	49,027	13.11
Savings deposits	6,592	1.04		7,346	1.03		7,891	—	.01
Certificates of deposit ($100,000 or more)	3,851	33	3.48	2,392	16	2.64	1,487	1.44
Other time deposits	11,365	118	4.17	8,106	72	3.61	1,972	1.13
Total interest-bearing deposits	107,796	531	1.98	104,062	350	1.36	96,739	20.08
Federal funds purchased and securities sold under repurchase agreements	3,767	48	5.07	2,087	22	4.34	2,792	6.88
Bank notes and other short-term borrowings	7,982	104	5.22	6,597	78	4.80	1,943	9	1.77
Long-term debt (f), (g)	22,284	349	6.26	20,141	275	5.47	12,662	61	1.92
Total interest-bearing liabilities	141,829	1,032	2.91	132,887	725	2.20	114,136	96.34
Noninterest-bearing deposits	35,107			39,343			50,732
Accrued expense and other liabilities	5,112			4,804			4,261
Discontinued liabilities (g)	394			419			505
Total liabilities	$182,442			$177,453			$169,634
Equity
Key shareholders’ equity	$14,412			$13,817			$14,398
Noncontrolling interests	—			—			—
Total equity	14,412			13,817			14,398
Total liabilities and equity	$196,854			$191,270			$184,032
Interest rate spread (TE)			1.43%			1.89%			2.50%
Net interest income (TE) and net interest margin (TE)		$986	2.12%		$1,106	2.47%		$1,104	2.61%
TE adjustment (b)		8			7			7
Net interest income, GAAP basis		$978			$1,099			$1,097
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $194 million, $178 million, and $153 million of assets from commercial credit cards for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Six months ended June 30, 2023			Six months ended June 30, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$60,857	$1,688	5.59%	$52,723	$858	3.28%
Real estate — commercial mortgage	16,347	459	5.66	14,910	257	3.48
Real estate — construction	2,583	83	6.47	2,076	37	3.60
Commercial lease financing	3,770	56	2.97	3,879	48	2.44
Total commercial loans	83,557	2,286	5.51	73,588	1,200	3.28
Real estate — residential mortgage	21,548	348	3.23	17,352	243	2.80
Home equity loans	7,749	215	5.61	8,276	153	3.72
Consumer direct loans	6,380	152	4.80	6,236	129	4.18
Credit cards	984	65	13.43	938	48	10.28
Consumer indirect loans	39	1	0.60	75	—	—
Total consumer loans	36,700	781	4.28	32,877	573	3.49
Total loans	120,257	3,067	5.14	106,465	1,773	3.35
Loans held for sale	997	30	6.02	1,295	22	3.40
Securities available for sale (b), (e)	39,034	388	1.73	43,968	361	1.55
Held-to-maturity securities (b)	9,152	155	3.40	7,239	94	2.59
Trading account assets	1123	27	4.74	848	13	3.10
Short-term investments	5,677	153	5.44	5,447	17.65
Other investments (e)	1,438	29	4.02	726	6	1.82
Total earning assets	177,678	3,849	4.22	165,988	2,286	2.72
Allowance for loan and lease losses	(1,357)			(1,080)
Accrued income and other assets	17,351			18,152
Discontinued assets	406			522
Total assets	$194,078			$183,582
Liabilities
Money market deposits	$33,110	$201	1.23	36,795	$9.05
Other demand deposits	52,993	440	1.67	50,148	20.08
Savings deposits	6,967	1.04		7,746	1.01
Certificates of deposit ($100,000 or more)	3,125	49	3.16	1,562	3.44
Other time deposits	9,745	190	3.94	2,035	1.14
Total interest-bearing deposits	105,940	881	1.68	98,286	34.07
Federal funds purchased and securities sold under repurchase agreements	2,932	70	4.81	1,547	6.81
Bank notes and other short-term borrowings	7,293	182	5.03	1,327	12	1.82
Long-term debt (f), (g)	21,218	624	5.88	11,751	110	1.86
Total interest-bearing liabilities	137,383	1,757	2.57	112,911	162.29
Noninterest-bearing deposits	37,213			50,523
Accrued expense and other liabilities	4,960			4,043
Discontinued liabilities (g)	406			522
Total liabilities	$179,962			$167,999
Equity
Key shareholders’ equity	$14,116			$15,583
Noncontrolling interests	—			—
Total equity	14,116			15,583
Total liabilities and equity	$194,078			$183,582
Interest rate spread (TE)			1.65%			2.44%
Net interest income (TE) and net interest margin (TE)		$2,092	2.29%		$2,124	2.53%
TE adjustment (b)		15			13
Net interest income, GAAP basis		$2,077			$2,111

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2023, and June 30, 2022, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $186 million and $147 million of assets from commercial credit cards for the six months ended June 30, 2023, and June 30, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Noninterest Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Personnel (a)	$622	$701	$607	$1,323	$1,237
Net occupancy	65	70	78	135	151
Computer processing	95	92	78	187	155
Business services and professional fees	41	45	52	86	105
Equipment	22	22	26	44	49
Operating lease expense	21	20	27	41	55
Marketing	29	21	34	50	62
Other expense	181	205	176	386	334
Total noninterest expense	$1,076	$1,176	$1,078	$2,252	$2,148
Average full-time equivalent employees (b)	17,754	18,220	17,414	17,987	17,262
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Salaries and contract labor	$416	$419	$357	$835	$705
Incentive and stock-based compensation	93	152	163	245	346
Employee benefits	103	99	83	202	180
Severance	10	31	4	41	6
Total personnel expense	$622	$701	$607	$1,323	$1,237

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Loan Composition
(Dollars in millions)

				Change 6/30/2023 vs.
	6/30/2023	3/31/2023	6/30/2022	3/31/2023	6/30/2022
Commercial and industrial (a)	$60,059	$60,565	$55,245	(.8)%	8.7%
Commercial real estate:
Commercial mortgage	16,048	16,348	15,636	(1.8)	2.6
Construction	2,646	2,590	2,144	2.2	23.4
Total commercial real estate loans	18,694	18,938	17,780	(1.3)	5.1
Commercial lease financing (b)	3,801	3,763	3,956	1.0	(3.9)
Total commercial loans	82,554	83,266	76,981	(.9)	7.2
Residential — prime loans:
Real estate — residential mortgage	21,637	21,632	19,588	—	10.5
Home equity loans	7,529	7,706	8,134	(2.3)	(7.4)
Total residential — prime loans	29,166	29,338	27,722	(.6)	5.2
Consumer direct loans	6,257	6,359	6,665	(1.6)	(6.1)
Credit cards	1,001	969	967	3.3	3.5
Consumer indirect loans	33	39	55	(15.4)	(40.0)
Total consumer loans	36,457	36,705	35,409	(.7)	3.0
Total loans (c), (d)	$119,011	$119,971	$112,390	(.8)%	5.9%
(a)Loan balances include $200 million, $185 million, and $161 million of commercial credit card balances at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $5 million, $6 million, and $12 million at June 30, 2023, March 31, 2023, and June 30, 2022, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $381 million at June 30, 2023, $407 million at March 31, 2023, and $498 million at June 30, 2022, related to the discontinued operations of the education lending business.
(d)Accrued interest of $500 million, $487 million, and $233 million at June 30, 2023, March 31, 2023, and June 30, 2022, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 6/30/2023 vs.
	6/30/2023	3/31/2023	6/30/2022	3/31/2023	6/30/2022
Commercial and industrial	$221	$351	$213	(37.0)%	3.8%
Real estate — commercial mortgage	829	815	1,004	1.7	(17.4)
Real estate — construction	—	—	6	—	(100.0)
Commercial lease financing	13	—	—	N/M	N/M
Real estate — residential mortgage	67	45	83	48.9	(19.3)
Total loans held for sale	$1,130	$1,211	$1,306	(6.7)%	(13.5)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	2Q23	1Q23	4Q22	3Q22	2Q22
Balance at beginning of period	$1,211	$963	$1,048	$1,306	$1,170
New originations	1,798	1,779	3,158	2,157	2,837
Transfers from (to) held to maturity, net	(52)	(13)	(48)	—	(57)
Loan sales	(1,798)	(1,518)	(3,124)	(2,446)	(2,506)
Loan draws (payments), net	(28)	—	(71)	26	(133)
Valuation and other adjustments	(1)	—	—	5	(5)
Balance at end of period	$1,130	$1,211	$963	$1,048	$1,306

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Average loans outstanding	$120,672	$119,837	$109,138	$120,257	$106,465
Allowance for loan and lease losses at the beginning of the period	1,380	1,337	1,105	1,337	1,061
Loans charged off:
Commercial and industrial	42	35	39	77	69

Real estate — commercial mortgage	9	5	3	14	7
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	9	5	3	14	7
Commercial lease financing	1	(1)	—	—	2
Total commercial loans	52	39	42	91	78
Real estate — residential mortgage	1	—	(2)	1	(3)
Home equity loans	2	1	—	3	1
Consumer direct loans	11	11	10	22	17
Credit cards	9	9	8	18	15
Consumer indirect loans	1	—	1	1	2
Total consumer loans	24	21	17	45	32
Total loans charged off	76	60	59	136	110
Recoveries:
Commercial and industrial	15	8	8	23	19

Real estate — commercial mortgage	1	—	1	1	2
Real estate — construction	—	—	1	—	1
Total commercial real estate loans	1	—	2	1	3
Commercial lease financing	2	1	1	3	1
Total commercial loans	18	9	11	27	23
Real estate — residential mortgage	1	1	1	2	1
Home equity loans	1	1	1	2	2
Consumer direct loans	2	2	1	4	3
Credit cards	2	1	1	3	3
Consumer indirect loans	—	1	—	1	1
Total consumer loans	6	6	4	12	10
Total recoveries	24	15	15	39	33
Net loan charge-offs	(52)	(45)	(44)	(97)	(77)
Provision (credit) for loan and lease losses	152	88	38	240	115
Allowance for loan and lease losses at end of period	$1,480	$1,380	$1,099	$1,480	$1,099

Liability for credit losses on lending-related commitments at beginning of period	276	225	166	225	160
Provision (credit) for losses on lending-related commitments	15	51	7	66	13
Liability for credit losses on lending-related commitments at end of period (a)	$291	$276	$173	$291	$173

Total allowance for credit losses at end of period	$1,771	$1,656	$1,272	$1,771	$1,272

Net loan charge-offs to average total loans	.17%	.15%	.16%	.16%	.15%
Allowance for loan and lease losses to period-end loans	1.24	1.15	.98	1.24	.98
Allowance for credit losses to period-end loans	1.49	1.38	1.13	1.49	1.13
Allowance for loan and lease losses to nonperforming loans	343	332	256	343	256
Allowance for credit losses to nonperforming loans	411	398	297	411	297

Discontinued operations — education lending business:
Loans charged off	$2	$1	$1	$3	$3
Recoveries	1	—	1	1	1
Net loan charge-offs	$(1)	$(1)	$—	$(2)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	2Q23	1Q23	4Q22	3Q22	2Q22
Net loan charge-offs	$52	$45	$41	$43	$44
Net loan charge-offs to average total loans	.17%	.15%	.14%	.15%	.16%
Allowance for loan and lease losses	$1,480	$1,380	$1,337	$1,144	$1,099
Allowance for credit losses (a)	1,771	1,656	1,562	1,338	1,272
Allowance for loan and lease losses to period-end loans	1.24%	1.15%	1.12%	.98%	.98%
Allowance for credit losses to period-end loans	1.49	1.38	1.31	1.15	1.13
Allowance for loan and lease losses to nonperforming loans	343	332	346	293	256
Allowance for credit losses to nonperforming loans	411	398	404	343	297
Nonperforming loans at period end	$431	$416	$387	$390	$429
Nonperforming assets at period end	462	447	420	419	463
Nonperforming loans to period-end portfolio loans	.36%	.35%	.32%	.34%	.38%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.39	.37	.35	.36	.41

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Commercial and industrial	$188	$170	$174	$169	$197

Real estate — commercial mortgage	65	59	21	34	35
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	65	59	21	34	35
Commercial lease financing	1	1	1	2	2
Total commercial loans	254	230	196	205	234
Real estate — residential mortgage	73	75	77	66	67
Home equity loans	97	104	107	112	120
Consumer direct loans	3	3	3	3	3
Credit cards	3	3	3	3	3
Consumer indirect loans	1	1	1	1	2
Total consumer loans	177	186	191	185	195
Total nonperforming loans (a)	431	416	387	390	429
OREO	15	13	13	12	9
Nonperforming loans held for sale	16	18	20	17	25
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$462	$447	$420	$419	$463
Accruing loans past due 90 days or more	73	55	60	47	41
Accruing loans past due 30 through 89 days	139	164	180	187	137
Nonperforming assets from discontinued operations — education lending business	2	3	3	3	3
Nonperforming loans to period-end portfolio loans	.36%	.35%	.32%	.34%	.38%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.39	.37	.35	.36	.41
(a)On January 1, 2023, Key adopted ASU 2022-02 Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. In connection with the adoption of this guidance, nonperforming loans for periods after January 1, 2023, include certain loans which were modified for borrowers experiencing financial difficulty. Amounts prior to January 1, 2023, include nonperforming troubled debt restructurings (TDRs), for which accounting guidance was eliminated upon adoption of ASU 2022-02.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	2Q23	1Q23	4Q22	3Q22	2Q22
Balance at beginning of period	$416	$387	$390	$429	$439
Loans placed on nonaccrual status	169	143	113	80	118
Charge-offs	(76)	(60)	(67)	(68)	(59)
Loans sold	(23)	(2)	(4)	(3)	(8)
Payments	(20)	(31)	(22)	(29)	(35)
Transfers to OREO	(2)	(2)	(1)	(1)	(2)
Loans returned to accrual status	(33)	(19)	(22)	(18)	(24)
Balance at end of period	$431	$416	$387	$390	$429

KeyCorp Reports Second Quarter 2023 Profit
July 20, 2023

Line of Business Results
(Dollars in millions)

						Change 2Q23 vs.
	2Q23	1Q23	4Q22	3Q22	2Q22	1Q23	2Q22
Consumer Bank
Summary of operations
Total revenue (TE)	$803	$840	$860	$877	$858	(4.4)%	(6.4)%
Provision for credit losses	32	60	105	37	8	(46.7)	300.0
Noninterest expense	663	663	705	675	681	—	(2.6)
Net income (loss) attributable to Key	82	89	38	125	128	(7.9)	(35.9)
Average loans and leases	42,934	43,086	43,149	42,568	40,827	(.4)	5.2
Average deposits	82,498	84,637	87,370	90,170	91,394	(2.5)	(9.7)
Net loan charge-offs	32	24	21	17	23	33.3	39.1
Net loan charge-offs to average total loans	.30%	.23%	.19%	.16%	.23%	30.4	30.4
Nonperforming assets at period end	$193	$196	$202	$195	$203	(1.5)	(4.9)
Return on average allocated equity	9.04%	9.87%	4.51%	14.26%	13.94%	(8.4)	(35.2)

Commercial Bank
Summary of operations
Total revenue (TE)	$805	$844	$894	$878	$874	(4.6)%	(7.9)%
Provision for credit losses	134	80	165	74	37	67.5	262.2
Noninterest expense	405	442	459	451	411	(8.4)	(1.5)
Net income (loss) attributable to Key	214	255	225	287	340	(16.1)	(37.1)
Average loans and leases	77,277	76,306	74,100	71,464	67,825	1.3	13.9
Average loans held for sale	1,014	876	1,377	1,036	1,016	15.8	(.2)
Average deposits	51,420	52,219	54,385	52,272	54,846	(1.5)	(6.2)
Net loan charge-offs	20	21	25	27	21	(4.8)	(4.8)
Net loan charge-offs to average total loans	.10%	.11%	.13%	.15%	.12%	(9.1)	(16.7)
Nonperforming assets at period end	$269	$251	$218	$224	$260	7.2	3.5
Return on average allocated equity	8.17%	10.04%	9.36%	12.29%	15.29%	(18.6)	(46.6)
TE = Taxable Equivalent